EXHIBIT 28


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attn:  Document Control

Re:  Oryx Energy Company Form 10-Q

We are aware that our report dated August 7, 1995 on our review of the interim condensed consolidated balance sheet of Oryx Energy Company and its Subsidiaries as of June 30, 1995, the related condensed consolidated statements of income for the three and six months ended June 30, 1995 and 1994, and the related condensed consolidated statements of cash flows for the six months ended June 30, 1995 and 1994, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                               Registration No.
                                               ----------------
On Form S-3 for:

  Oryx Energy Company $500,000,000 Debt
    Securities; Preferred Stock; and
    Common Stock                                  33-45611

  Oryx Energy Company $600,000,000 Debt
    Securities                                    33-33361

  Oryx Energy Company 7,259,394 shares of
    Common Stock                                  33-36799

On Form S-8 for:

  Oryx Energy Company 1992 Long-Term
    Incentive Plan                                33-42695

  Oryx Energy Company Long-Term Incentive Plan    33-25032

  Oryx Energy Company Capital Accumulation Plan   33-24918


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                 COOPERS & LYBRAND L.L.P.

Dallas, Texas
August 7, 1995